PART II
SIGNATURES
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.1
Exhibit 24.1
Exhibit 24.2

As filed with the Securities and Exchange Commission on January 18, 2001

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COLE NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation or Organization)	34-1453189 (I.R.S. Employer identification No.)

5915 Landerbrook Drive, Mayfield Heights, Ohio 44124
(Address of Principal Executive Offices, Including Zip Code)

COLE NATIONAL CORPORATION
1999 BROAD-BASED EMPLOYEE STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT
DATED JANUARY 18, 2000

(Full Titles of the Plans)

Leslie D. Dunn, Senior Vice President,
Business Development, General Counsel and Secretary
5915 Landerbrook Drive
Mayfield Heights, Ohio 44124
(Name and Address of Agent For Service)

(440) 449-4100
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Securities to	Amount to Be	Maximum Offering	Maximum Aggregate	Amount of
Be Registered	Registered	Price Per Share (1)	Offering Price (1)	Registration Fee

Common Stock, par value $.001 per share (2)	662,500 shares(3)	$9.219	$6,107,588	$1,527

Preferred Share Purchase Rights	662,500 rights(4)	— (4)	— (4)	— (4)

(1)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on January 11, 2001, within five business days prior to filing.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers any additional shares of common stock as may become issuable under the anti-dilution provisions of the Cole National Corporation 1999 Broad-based Employee Stock Option Plan.

(3)	262,500 shares are issuable pursuant to the grant made under the Nonqualified Stock Option Agreement between Cole National and Larry Pollock. 400,000 shares are issuable pursuant to grants made under the 1999 Broad-based Employee Stock Option Plan.

(4)	These securities, which were created pursuant to the Rights Agreement, dated as of November 22, 1999, by and between Cole National and National City Bank, as Rights Agent, may be transferred with and only with the shares of common stock (unless events specified in Cole National’s Rights Agreement occur). Therefore, these rights have no offering price and no fee is required.

Exhibit Index Appears on Page 8

PART II

Item 3. Incorporation of Documents by Reference

      The following documents previously filed by Cole National Corporation with the Securities and Exchange Commission are incorporated herein by reference:

•	Quarterly Report on Form 10-Q for the quarter ended October 28, 2000;

•	Quarterly Report on Form 10-Q for the quarter ended July 29, 2000;

•	Quarterly Report on Form 10-Q for the quarter ended April 29, 2000;

•	Annual Report on Form 10-K for the fiscal year ended January 29, 2000;

•	all other reports filed by Cole National pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since January 29, 2000;

•	the description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 14, 1994, and amended on April 6, 1994; and

•	the Stockholders’ Rights Plan contained in the Registration Statement on Form 8-A filed with the Commission on November 24, 1999.

      All documents subsequently filed by Cole National pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable. The common stock to be offered is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

      Articles Seventh and Eighth of Cole National’s Restated Certificate of Incorporation and Article VIII of Cole National’s Amended and Restated By-laws are incorporated herein by reference to Exhibits 3.1(i) and 3.2(ii), respectively, of Cole National’s Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).

      Cole National has entered into indemnity agreements with its current directors and officers, and maintains directors and officers liability insurance for its directors and executive officers. Item 15 in Part II of Cole National’s Form S-3 Registration Statement, No. 333-5875, is incorporated herein by reference.

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Item 7.	Exemption from Registration Claims

Not Applicable.

Item 8.	Exhibits

	4.1	Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1(i) of Cole National’s Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).

	4.2	Certificate of Amendment of the Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1(ii) of Cole National’s Annual Report on Form 10-K for the year ended January 31, 1998 (File No. 1-12814).

	4.3	Amended and Restated By-Laws, incorporated herein by reference to Exhibit 3.2(ii) of Cole National’s Annual Report on Form 10-K for the year ended February 3, 1996 (File No.1-12814).

	4.4	Rights Agreement and Form of Right Certificate, incorporated by reference to Cole National’s Form 8-A filed with the Commission on November 24, 1999 (File No. 1-12814).

	4.5	Nonqualified Stock Option Agreement, dated as of January 18, 2000, between Cole National and Larry Pollock, incorporated by reference to Exhibit 10.54 of Cole National’s Annual Report on Form 10-K for the year ended January 29, 2000 (File No. 1-12814).

	4.6	Cole National Corporation 1999 Broad-based Employee Stock Option Plan, incorporated by reference to Exhibit 4.6 of Cole National’s Registration Statement on Form S-8 filed July 2, 1999 (Reg. No. 333-82271).

	4.7	Form of Nonqualified Stock Option Agreement used in connection with the 1999 Broad-based Employee Stock Option Plan, incorporated herein by reference to Exhibit 10.46 of Cole National’s Annual Report on Form 10-K for the year ended January 30, 1999 (File No. 1-12814).

	4.8	Nonqualified Stock Option Agreement between Cole National and Thomas T.S. Kaung, dated March 23, 2000 (Grant #1 issued under the 1999 Broad-based Employee Stock Option Plan) incorporated by reference to Exhibit 10.62 of Cole National’s Annual Report on Form 10-K for the year ended January 29, 2000 (File No. 1-12814).

	4.9	Nonqualified Stock Option Agreement between Cole National and Thomas T.S. Kaung, dated March 23, 2000 (Grant #2 issued under the 1999 Broad-based Employee Stock Option Plan) incorporated by reference to Exhibit 10.63 of Cole National’s Annual Report on Form 10-K for the year ended January 29, 2000 (File No. 1-12814).

	5.1*	Opinion and Consent of Jones, Day, Reavis & Pogue.

	23.1*	Consent of Arthur Andersen LLP.

	23.2*	Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

	24.1*	Power of Attorney (1999 Broad-based Employee Stock Option Plan).

Page 4 of 8 Pages

24.2*	Power of Attorney (Larry Pollock Option Agreement).

*	Filed herewith.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Cole National pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Cole National’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be

Page 5 of 8 Pages

a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial on a fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cole National pursuant to the foregoing provisions, or otherwise, Cole National has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cole National of expenses incurred or paid by a director, officer or controlling person of Cole National in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cole National will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Page 6 of 8 Pages

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Cole National certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, on January 18, 2001.

COLE NATIONAL CORPORATION

By:	/s/William P. Lahiff, Jr

William P. Lahiff, Jr., Vice President and Controller

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Jeffrey A. Cole	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 18, 2001

* Larry Pollock	President, Chief Operating Officer and Director	January 18, 2001

* Thomas T.S. Kaung	Vice President and Chief Financial Officer (Principal Financial Officer)	January 18, 2001

/s/ William P. Lahiff, Jr. William P. Lahiff, Jr.	Vice President and Controller (Principal Accounting Officer)	January 18, 2001

* Timothy F. Finley	Director	January 18, 2001

* Irwin N. Gold	Director	January 18, 2001

* Peter V. Handal	Director	January 18, 2001

* Charles A. Ratner	Director	January 18, 2001

* Walter J. Salmon	Director	January 18, 2001

•	William P. Lahiff, Jr., the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated registrant and the officers and directors thereof (constituting a majority of the directors) pursuant to powers of attorney filed with the Securities and Exchange Commission.

January 18, 2001	By: /s/ William P. Lahiff, Jr.

William P. Lahiff, Jr., Vice President and Controller

Page 7 of 8 Pages

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4.1	Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1(i) of Cole National’s Annual Report on Form 10-K for the year ended February 3, 1996 (File No. 1-12814).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1(ii) of Cole National’s Annual Report on Form 10-K for the period ended January 31, 1998 (File No. 1-12814).

4.3	Amended and Restated By-Laws, incorporated herein by reference to Exhibit 3.2(ii) of Cole National’s Annual Report on Form 10-K for the year ended February 3, 1996 (File No. 1-12814).

4.4	Rights Agreement and Form of Right Certificate, incorporated by reference to Cole National’s Form 8-A filed with the Commission on November 24, 1999 (File No. 1-12814).

4.5	Nonqualified Stock Option Agreement, dated as of January 18, 2000, between Cole National and Larry Pollock, incorporated by reference to Exhibit 10.54 of Cole National’s Annual Report on Form 10-K for the year ended January 29, 2000 (File No. 1-12814).

4.6	Cole National Corporation 1999 Broad-based Employee Stock Option Plan, dated June 10, 1999, incorporated by reference to Exhibit 4.6 of Cole National’s registration statement on Form S-8 filed July 2, 1999 (Reg. No. 333-82271).

4.7	Form of Nonqualified Stock Option Agreement used with the 1999 Broad-based Employee Stock Option Plan, incorporated herein by reference to Exhibit 10.46 of Cole National’s Annual Report on Form 10-K for the year ended January 30, 1999 (File No. 1-12814).

4.8	Nonqualified Stock Option Agreement between Cole National and Thomas T.S. Kaung, dated March 23, 2000 (Grant #1 issued under the 1999 Broad-based Employee Stock Option Plan) incorporated by reference to Exhibit 10.62 of Cole National’s Annual Report on Form 10-K for the year ended January 29, 2000 (File No. 1-12814).

4.9	Nonqualified Stock Option Agreement between Cole National and Thomas T.S. Kaung, dated March 23, 2000 (Grant #2 issued under the 1999 Broad-based Employee Stock Option Plan) incorporated by reference to Exhibit 10.63 of Cole National’s Annual Report on Form 10-K for the year ended January 29, 2000 (File No. 1-12814).

5.1*	Opinion and Consent of Jones, Day, Reavis & Pogue.

23.1*	Consent of Arthur Andersen LLP.

23.2*	Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

24.1*	Power of Attorney (1999 Broad-based Employee Stock Option Plan)

24.2*	Power of Attorney.(Larry Pollock Nonqualified Stock Option Agreement)

*	Filed herewith

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